Exhibit 99.1

NEWS RELEASE

Westell Reports Fiscal 2020 Fourth Quarter Results

AURORA, IL, June 17, 2020 – Westell Technologies, Inc. (NASDAQ: WSTL), a leading provider of high-performance network infrastructure solutions, today announced results for its fiscal 2020 fourth quarter ended March 31, 2020 (4Q20) and its fiscal year ended March 31, 2020 (FY20). Management will host a conference call to discuss financial and business results tomorrow, Thursday, June 18, 2020 at 9:30 AM Eastern Time (details below).

“The fourth quarter was difficult, and our results were affected by the COVID-19 pandemic.  We saw a drop in our average daily orders during the quarter, likely due to customers affected by the stay-at-home orders and economic uncertainty.  We also experienced supply chain delays that pushed shipments into the following quarter,” said Westell’s President and CEO Tim Duitsman.

“Since Westell is a communications equipment provider and an essential business, we built and shipped product throughout the quarter.  We instituted many precautions to help our employees remain healthy and safe in this challenging environment.

“Increasing revenue is our highest priority and we are developing new in-building wireless, remote monitoring and rural broadband products to expand our market share in these growing markets,”  Duitsman added.

	4Q20 3 months ended 03/31/20	3Q20 3 months ended 12/31/19	+ increase / - decrease
Revenue	$6.2M	$7.2M	-$1.0M
Gross Margin	32.8%	38.8%	-6.0%
Operating Expenses (1)	$4.9M	$4.4M	$0.5M
Net Income (Loss) (1)	($2.8M)	($1.5M)	-$1.3M
Earnings (Loss) Per Share (1)	($0.18)	($0.10)	-$0.08
Non-GAAP Operating Expenses (2)	$3.5M	$3.7M	-$0.2M
Non-GAAP Net Income (Loss) (2)	($1.3M)	($0.9M)	-$0.4M
Non-GAAP Earnings (Loss) Per Share (2)	($0.09)	($0.05)	-$0.04
Ending Cash	$20.9M	$22.0M	-$1.1M

(1) Includes a $1.0M non-cash accounting charge in the quarter ended March 31, 2020 for an impairment of an IBW intangible asset related to product licensing rights.

(2) Please refer to the schedule at the end of this press release for a complete GAAP to non-GAAP reconciliation and other information related to non-GAAP financial measures.

In-Building Wireless (IBW) Segment
IBW’s revenue decrease was primarily due to lower sales of cellular repeaters and DAS conditioners, partly offset by increased sales of public safety products and passive RF system components. IBW’s gross margin decrease was primarily due to a vendor purchase order cancellation fee and fixed costs allocated over lower revenue during the quarter.

($ in thousands)	4Q20 3 months ended 03/31/20	3Q20 3 months ended 12/31/19	+ increase / - decrease
IBW Segment Revenue	$2,014	$2,466	($452)
IBW Segment Gross Margin	20.8%	32.8%	-12.0%
IBW Segment R&D Expense	$485	$470	$15
IBW Segment Profit (Loss)	($66)	$339	($405)
Intelligent Site Management (ISM) Segment
ISM’s revenue decreased across all product lines, but the decline was due primarily to lower sales of remote units. ISM’s gross margin increase was due to a more favorable mix, as higher margin support business made up a larger portion of the total revenue.

($ in thousands)	4Q20 3 months ended 03/31/20	3Q20 3 months ended 12/31/19	+ increase / - decrease
ISM Segment Revenue	$1,904	$2,456	($552)
ISM Segment Gross Margin	60.4%	59.6%	+0.8%
ISM Segment R&D Expense	$412	$505	($93)
ISM Segment Profit	$738	$960	($222)
Communication Network Solutions (CNS) Segment
CNS’s revenue increase was driven by higher sales of power distribution and network connectivity products. CNS’s gross margin decrease was primarily driven by increased consumable and period costs during the quarter.

($ in thousands)	4Q20 3 months ended 03/31/20	3Q20 3 months ended 12/31/19	+ increase / - decrease
CNS Segment Revenue	$2,308	$2,237	$71
CNS Segment Gross Margin	20.5%	22.6%	-2.1%
CNS Segment R&D Expense	$222	$247	($25)
CNS Segment Profit	$251	$259	($8)

Conference Call Information
Management will discuss financial and business results during the quarterly conference call on Thursday, June 18, 2020, at 9:30 AM Eastern Time. Investors may quickly register online in advance of the call at https://www.conferenceplus.com/westell. After registering, participants receive dial-in numbers, a passcode and a registration ID that is used to uniquely identify their presence and automatically join them into the audio conference. A participant may also register by telephone on June 18, 2020 by dialing 888-771-4350 no later than 9:15 AM Eastern Time and providing the operator confirmation number 49697163.
This news release and related information that may be discussed on the conference call will be posted on the Investor Relations section of Westell's website: http://www.westell.com. A digital recording of the entire conference will be available for replay on Westell's website by approximately 12:00 PM Eastern Time following the conclusion of the conference.

About Westell
Westell is a leading provider of high-performance network infrastructure solutions focused on innovation and differentiation at the edge of communication networks where end users connect. The Company's portfolio of products and solutions enable service providers and network operators to improve performance and reduce operating expenses. With millions of products successfully deployed worldwide, Westell is a trusted partner for transforming networks into high-quality reliable systems. For more information, please visit www.westell.com.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Certain statements contained herein that are not historical facts or that contain the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” “will,” “plan,” “should,” or derivatives thereof and other words of similar meaning are forward-looking statements that involve risks and uncertainties.  Actual results may differ materially from those expressed in or implied by such forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, product demand and market acceptance risks, customer spending patterns, need for financing and capital, economic weakness in the United States (“U.S.”) economy and telecommunications market, the effect of international economic conditions and trade, legal, social and economic risks (such as import, licensing and trade restrictions), the impact of competitive products or technologies, competitive pricing pressures, customer product selection decisions, product cost increases, component supply shortages, new product development, excess and obsolete inventory, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies), the ability to successfully consolidate and rationalize operations, the ability to successfully identify, acquire and integrate acquisitions, the effect of the Company's accounting policies, retention of key personnel, the effects and consequences of the COVID-19 pandemic or other pandemics, and other risks more fully described in the Company's SEC filings, including the Form 10-K for the fiscal year ended March 31, 2019, under Item 1A - Risk Factors.  The Company undertakes no obligation to publicly update these forward-looking statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, or otherwise.

Financial Tables to Follow:

Westell Technologies, Inc.
Condensed Consolidated Statement of Operations
(Amounts in thousands, except per share amounts)

	Three months ended						Twelve months ended
	March 31, 2020 (Unaudited)		December 31, 2019 (Unaudited)		March 31, 2019 (Unaudited)		March 31, 2020 (Unaudited)		March 31, 2019 (Audited)
Revenue	$6,226		$7,159		$9,705		$29,956		$43,570
Cost of revenue	4,184		4,379		6,059		20,309	(1)	25,206	(1)
Gross profit	2,042		2,780		3,646		9,647		18,364
Gross margin	32.8%		38.8%		37.6%		32.2%		42.1%
Operating expenses:
Research & development	1,119		1,222		1,779		5,346		6,790
Sales & marketing	1,445		1,556		2,330		7,592		8,342
General & administrative	1,051		1,093		2,027		4,757		6,699
Intangibles amortization	309		308		783		1,233		3,435
Restructuring	—		234	(2)	—		234	(2)	—
Long-lived assets impairment	1,007	(3)	—		4,722	(4)	1,007	(3)	4,722	(4)
Total operating expenses	4,931		4,413		11,641		20,169		29,988
Operating income (loss)	(2,889)		(1,633)		(7,995)		(10,522)		(11,624)
Other income (expense), net	58		109		184		456		626
Income (loss) before income taxes	(2,831)		(1,524)		(7,811)		(10,066)		(10,998)
Income tax benefit (expense)	(9)		(20)		(28)		(36)		(39)
Net income (loss) from continuing operations	(2,840)		(1,544)		(7,839)		(10,102)		(11,037)
Income from discontinued operations	—		—		(207)	(5)	—		(345)	(5)
Net income (loss)	$(2,840)		$(1,544)		$(8,046)		$(10,102)		$(11,382)

Net income (loss) per share:
Basic net income (loss)	$(0.18)		$(0.10)		$(0.52)		$(0.65)		$(0.73)
Diluted net income (loss)	$(0.18)		$(0.10)		$(0.52)		$(0.65)		$(0.73)

Weighted-average number of shares outstanding:
Basic	15,579		15,575		15,342		15,530		15,517
Diluted	15,579		15,575		15,342		15,530		15,517
(1) The Company recorded provisions for excess and obsolete inventory with a charge of $2.0 million and $0.6 million in fiscal year 2020 and 2019, respectively.
(2) Restructuring expense for the quarter ended December 31, 2019, related to severance costs for terminated employees.
(3) Non-cash impairment related to an IBW intangible asset related to product licensing rights incurred in the quarter ended March 31, 2020.
(4) Non-cash impairment related to acquisition-related intangible assets associated with the IBW reporting unit incurred in the quarter ended March 31, 2019.
(5) During the second and fourth quarter of fiscal year 2019, the Company recorded indemnification expense related to probable loss contingencies associated with a major customer contract related to a business which was previously sold and therefore is presented as discontinued operations. In fiscal year 2020, the Company settled these matters by paying the $345,000 which was accrued as of March 31, 2019.

Westell Technologies, Inc.
Condensed Consolidated Balance Sheets
(Amounts in thousands)

Assets:	March 31, 2020 (Unaudited)	March 31, 2019 (Audited)
Cash and cash equivalents	$20,869	$25,457
Accounts receivable, net	4,047	6,865
Inventories	6,807	9,801
Prepaid expenses and other current assets	1,298	1,706
Total current assets	33,021	43,829
Property and equipment, net	1,076	1,298
Intangible assets, net	2,728	3,278
Right-of-use assets on operating leases	628	—
Other non-current assets	73	492
Total assets	$37,526	$48,897
Liabilities and Stockholders’ Equity:
Accounts payable	$1,065	$2,313
Accrued expenses	3,136	3,567
Deferred revenue	1,099	1,217
Total current liabilities	5,300	7,097
Deferred revenue non-current	221	444
Other non-current liabilities	344	176
Total liabilities	5,865	7,717
Total stockholders’ equity	31,661	41,180
Total liabilities and stockholders’ equity	$37,526	$48,897

Westell Technologies, Inc.
Condensed Consolidated Statement of Cash Flows
(Amounts in thousands)

	Three months ended March 31,	Twelve months ended March 31,
Cash flows from operating activities:	2020 (Unaudited)	2020 (Unaudited)	2019 (Audited)
Net income (loss)	$(2,840)	$(10,102)	$(11,382)
Reconciliation of net income to net cash provided by (used in) operating activities:
Depreciation and amortization	474	1,900	4,026
Intangible assets impairment	1,007	1,007	4,722
Stock-based compensation	177	774	1,171
Restructuring	—	234	—
Loss (gain) on sale of fixed assets	—	(11)	2
Exchange rate loss (gain)	14	12	2
Changes in assets and liabilities:
Accounts receivable	873	2,807	2,007
Inventories	815	2,994	(579)
Accounts payable and accrued expenses	(2,077)	(1,745)	528
Deferred revenue	(262)	(341)	(646)
Prepaid expenses and other current assets	405	408	(890)
Other asset	366	(209)	279
Net cash provided by (used in) operating activities	(1,048)	(2,272)	(760)
Cash flows from investing activities:
Net purchases of short-term investments and debt securities	—	—	2,779
Purchase of product licensing rights (1)	—	(1,950)	—
Proceeds from sale of assets	—	11	—
Purchases of property and equipment	(72)	(185)	(290)
Net cash provided by (used in) investing activities	(72)	(2,124)	2,489
Cash flows from financing activities:
Purchases of treasury stock	(1)	(192)	(1,233)
Net cash provided by (used in) financing activities	(1)	(192)	(1,233)
Gain (loss) of exchange rate changes on cash	—	—	(2)
Net increase (decrease) in cash and cash equivalents	(1,121)	(4,588)	494
Cash and cash equivalents, beginning of period	21,990	25,457	24,963	(2)
Cash and cash equivalents, end of period	$20,869	$20,869	$25,457

(1) During the quarter ended March 31, 2020 and September 30, 2019, the Company made payments of $700,000 and $950,000, respectively, for the purchase of product licensing rights. The remaining $0.3 million that is due is recorded in Accounts Payable as of March 31, 2020. The corresponding asset was recorded in intangible assets.

(2) As of March 31, 2018, the Company had $2.8 million of short-term investments in addition to cash and cash equivalents.

Westell Technologies, Inc.
Segment Statement of Operations
(Amounts in thousands)
(Unaudited)
 Sequential Quarter Comparison

	Three months ended March 31, 2020				Three months Ended December 31, 2019
	IBW	ISM	CNS	Total	IBW	ISM	CNS	Total
Revenue	$2,014	$1,904	$2,308	$6,226	$2,466	$2,456	$2,237	$7,159
Gross profit	419	1,150	473	2,042	809	1,465	506	2,780
Gross margin	20.8%	60.4%	20.5%	32.8%	32.8%	59.6%	22.6%	38.8%
R&D expense	485	412	222	1,119	470	505	247	1,222
Segment profit	$(66)	$738	$251	$923	$339	$960	$259	$1,558

Year-over-Year Quarter Comparison

	Three months ended March 31, 2020				Three months ended March 31, 2019
	IBW	ISM	CNS	Total	IBW	ISM	CNS	Total
Revenue	$2,014	$1,904	$2,308	$6,226	$2,477	$3,757	$3,471	$9,705
Gross profit	419	1,150	473	2,042	779	1,771	1,096	3,646
Gross margin	20.8%	60.4%	20.5%	32.8%	31.4%	47.1%	31.6%	37.6%
R&D expense	485	412	222	1,119	684	693	402	1,779
Segment profit	$(66)	$738	$251	$923	$95	$1,078	$694	$1,867

Full-Year Comparison

	Twelve months ended March 31, 2020				Twelve months ended March 31, 2019
	IBW	ISM	CNS	Total	IBW	ISM	CNS	Total
Revenue	$10,021	$10,101	$9,834	$29,956	$12,474	$17,263	$13,833	$43,570
Gross profit	2,613	5,236	1,798	9,647	5,202	9,040	4,122	18,364
Gross margin	26.1%	51.8%	18.3%	32.2%	41.7%	52.4%	29.8%	42.1%
R&D expense	1,757	2,237	1,352	5,346	2,755	2,390	1,645	6,790
Segment profit	$856	$2,999	$446	$4,301	$2,447	$6,650	$2,477	$11,574

Westell Technologies, Inc.
Reconciliation of GAAP to non-GAAP Financial Measures
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three months ended			Twelve months ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2020	2019	2019	2020	2019
GAAP consolidated operating expenses	$4,931	$4,413	$11,641	$20,169	$29,988
Adjustments:
Stock-based compensation (1)	(158)	(132)	(270)	(705)	(1,124)
Amortization of intangibles (2)	(309)	(308)	(783)	(1,233)	(3,435)
Intangible assets impairment (3)	(1,007)	—	(4,722)	(1,007)	(4,722)
Restructuring, separation, and transition (4)	—	(234)	—	(234)	—
Total adjustments	(1,474)	(674)	(5,775)	(3,179)	(9,281)
Non-GAAP consolidated operating expenses	$3,457	$3,739	$5,866	$16,990	$20,707

	Three months ended			Twelve months ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2020	2019	2019	2020	2019
GAAP consolidated net income (loss)	$(2,840)	$(1,544)	$(8,046)	$(10,102)	$(11,382)
Less:
Income tax benefit (expense)	(9)	(20)	(28)	(36)	(39)
Other income (expense), net	58	109	184	456	626
Discontinued operations (5)	—	—	(207)	—	(345)
GAAP consolidated operating profit (loss)	$(2,889)	$(1,633)	$(7,995)	$(10,522)	$(11,624)
Adjustments:
Stock-based compensation (2)	177	152	282	774	1,171
Amortization of intangibles (3)	309	308	783	1,233	3,435
Intangible assets impairment (3)	1,007	—	4,722	1,007	4,722
Restructuring, separation, and transition (4)	—	234	—	234	—
Total adjustments	1,493	694	5,787	3,248	9,328
Non-GAAP consolidated operating profit (loss)	$(1,396)	$(939)	$(2,208)	$(7,274)	$(2,296)
Amortization of product licensing rights (6)	97	98	—	260	—
Depreciation	68	78	151	407	591
Non-GAAP consolidated Adjusted EBITDA (7)	$(1,231)	$(763)	$(2,057)	$(6,607)	$(1,705)

	Three months ended			Twelve months ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2020	2019	2019	2020	2019
GAAP consolidated net income (loss)	$(2,840)	$(1,544)	$(8,046)	$(10,102)	$(11,382)
Adjustments:
Stock-based compensation (1)	177	152	282	774	1,171
Amortization of intangibles (2)	309	308	783	1,233	3,435
Intangible assets impairment (3)	1,007	—	4,722	1,007	4,722
Restructuring, separation, and transition (4)	—	234	—	234	—
Discontinued operations (5)	—	—	207	—	345
Total adjustments	1,493	694	5,994	3,248	9,673
Non-GAAP consolidated net income (loss)	$(1,347)	$(850)	$(2,052)	$(6,854)	$(1,709)
GAAP consolidated net income (loss) per common share:
Diluted	$(0.18)	$(0.10)	$(0.52)	$(0.65)	$(0.73)
Non-GAAP consolidated net income (loss) per common share:
Diluted	$(0.09)	$(0.05)	$(0.13)	$(0.44)	$(0.11)
Average number of common shares outstanding:
Diluted	15,579	15,575	15,342	15,530	15,517
The Company conforms to U.S. Generally Accepted Accounting Principles (GAAP) in the preparation of its financial statements. The schedules above reconcile the Company's non-GAAP financial measures to the most directly comparable GAAP measure. The adjustments share one or more of the following characteristics: they are unusual and the Company does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of the Company's control. Management believes that the non-GAAP financial information provides meaningful supplemental information to investors. Management also believes the non-GAAP financial information reflects the Company's core ongoing operating performance and facilitates comparisons across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results. Non-GAAP measures should not be viewed as a substitute for the Company's GAAP results.
Footnotes:
(1) Stock-based compensation is a non-cash expense incurred in accordance with share-based compensation accounting standards.
(2) Amortization of intangibles is a non-cash expense arising from previously acquired intangible assets.
(3) Non-cash impairment related to an IBW intangible asset related to product licensing rights incurred in the quarter ended March 31, 2020. Non-cash impairment related to acquisition-related intangible assets associated with the IBW reporting unit incurred in the quarter ended March 31, 2019.
(4) Restructuring expense for the quarter ended December 31, 2019, related to severance costs for terminated employees.
(5) During the second and fourth quarter of fiscal year 2019, the Company recorded indemnification expense related to probable loss contingencies associated with a major customer contract related to a business which was previously sold and therefore is presented as discontinued operations. In fiscal year 2020, the Company settled these matters by paying the $345,000 which was accrued as of March 31, 2019.
(6) Amortization of the acquired product licensing rights are excluded from Adjusted EBITDA, but included in the Non-GAAP consolidated net income (loss), because the amortization is related to the ongoing operation of the business in the ordinary course.
(7) EBITDA is a non-GAAP measure that represents Earnings Before Interest, Taxes, Depreciation, and Amortization. The Company presents Adjusted EBITDA.

For additional information, contact:

Tim Duitsman Chief Executive Officer Westell Technologies, Inc. +1 (630) 898-2500 tduitsman@westell.com